UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 9, 2013

ENCISION INC.

(Exact name of registrant as specified in its charter)

Colorado	001-11789	84-1162056
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6797 Winchester Circle, Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (303) 444-2600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                   Submission of Matters to a Vote of Security Holders.

Encision Inc. (the “Company”) held its Annual Meeting of Stockholders (“Annual Meeting”) on August 7, 2013. The matters voted upon at the Annual Meeting and the results of such voting are set forth below.

Proposal 1 - Election of 6 directors to serve until the 2014 annual meeting of stockholders; each until his successor has been elected and qualified

Nominee	Votes For	Withheld	Broker Non-Votes
Robert H. Fries	3,529,345	115,635	3,083,348
Vern D. Kornelsen	3,522,090	122,890	3,083,348
Ruediger Naumann-Etienne	3,542,058	102,922	3,083,348
David W. Newton	3,523,340	121,640	3,083,348
Patrick W. Pace	3,528,095	116,885	3,083,348
Fred F. Perner	3,529,345	115,635	3,083,348

All six director nominees were duly elected.

Proposal 2 - Ratification of Appointment of Independent Registered Accounting Firm – Eide BaillyLLP

Votes For	Votes Against	Abstain	Broker Non-Votes
6,679,853	5	73,470	0

Proposal 2 was approved.

Proposal 3 - Non-binding advisory approval of the compensation of our executive officers.

Votes For	Votes Against	Abstain	Broker Non-Votes
1,933,721	1,734,494	1,765	3,083,348

Proposal 3 was approved.

Proposal 4 - Non-binding advisory vote on the frequency of advisory votes on the compensation of our executive officers.

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
565,871	9,450	3,004,107	90,552	3,083,348

A non-binding advisory vote every three years was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCISION INC.

Date:	August 9, 2013	/s/ Mala Ray
Mala Ray
Controller
Principal Accounting Officer